Exhibit 4.3

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. 1	CUSIP No.: 88947E AU4

3.800% Senior Notes due 2029

TOLL BROTHERS FINANCE CORP.

a Delaware corporation

promises to pay to CEDE & CO.

or registered assigns the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) on November 1, 2029.

3.800% Senior Notes due 2029

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Authenticated: September 12, 2019

TOLL BROTHERS FINANCE CORP.

By
Name:	Martin P. Connor
Title:	Senior Vice President and
Chief Financial Officer

By
Name:	Gregg L. Ziegler
Title:	Senior Vice President and Treasurer

[Signature Page to Global Note]

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

Dated: September 12, 2019

[Signature Page to Global Note]

TOLL BROTHERS FINANCE CORP.

3.800% SENIOR NOTES DUE 2029

1. Interest.

TOLL BROTHERS FINANCE CORP. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on May 1 and November 1 of each year, commencing on May 1, 2020, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from September 12, 2019, provided that, if there is no existing Default in the payment of interest and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

The Issuer will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer) to the Persons who are registered Holders of Securities at the close of business on April 15 or October 15, as the case may be, preceding such interest payment date (capitalized terms not defined herein have the meanings given to those terms in the Indenture or the Authorizing Resolution pertaining to the Securities of the Series of which this Security is a part, as applicable). Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Toll Brothers, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

The Issuer issued the Securities under an Indenture dated as of February 7, 2012 (the “Indenture”), among the Issuer, the Company, the other Guarantors and the Trustee. The terms of the Securities and the Guarantee include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the Indenture. The Securities and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Toll Brothers Finance Corp., c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Chief Financial Officer.

5. Optional Redemption.

Prior to the Par Call Date, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, by providing at least 30 but not more than 60 days’ prior notice thereof, at a redemption price equal to the greater of:

•	100% of the principal amount of the Securities being redeemed; and

•

the present value of the Remaining Scheduled Payments on the Securities being redeemed on the redemption date (assuming, for this purpose, that the Securities are scheduled to mature on the Par Call Date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

The Issuer will also pay accrued and unpaid interest on the Securities being redeemed to the date of redemption.

On or after the Par Call Date, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

In determining the redemption price and accrued and unpaid interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If money sufficient to pay the redemption price of and accrued and unpaid interest on the Securities to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Securities (or such portions thereof) called for redemption and such Securities (or such portions thereof) will cease to be outstanding.

Notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In the event that any relevant condition precedent is not satisfied (or waived by the Issuer) as of the date specified for redemption in any such notice of redemption (or amendment thereto), the Issuer may, in its discretion, rescind such notice or amend it on one or more occasions to specify another redemption date until the satisfaction (or waiver by the Issuer) of any such conditions precedent, unless such notice is earlier rescinded by the Issuer as described above.

If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected in accordance with the procedures of the Depository. Such selection shall be made from Securities outstanding and not previously called for redemption. Securities in denominations of $2,000 may only be redeemed in whole. Portions (equal to $2,000 or any integral multiple of $1,000 thereof) of the principal of Securities that have denominations larger than $2,000, may be selected for redemption. Notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. On and after the redemption dates, interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Issuer shall default in the payment of such Securities at the redemption price together with accrued and unpaid interest, interest shall continue to accrue at the rate borne by the Securities.

6. Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

7. Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

8. Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.

9. Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture, the Guarantee or the Securities may be amended or supplemented by the Issuer with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Issuer may amend or supplement the Indenture, the Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency (provided such action does not adversely affect the rights of the Holders), to evidence the succession of another Person to the Issuer or any Guarantor, to add covenants of the Issuer or of the Guarantors under Article Four of the Indenture for the benefit of the Holders or to surrender rights or powers conferred upon the Issuer or the Guarantors by the Indenture, to add Events of Default for the benefit of the Holders, to change or eliminate any provisions of the Indenture (provided such change or elimination shall become effective only when none of the Securities are outstanding), to add Guarantors, to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee, to close the Indenture as to authentication and delivery of additional Securities, to supplement Indenture provisions to permit or facilitate defeasance and discharge of the Securities (provided such action does not adversely affect the rights of the Holders), to provide that specific Indenture provisions shall not apply to an unissued Series of Securities, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor, other than the Company, which, in accordance with the terms of the Indenture, ceases to be liable in respect of the Guarantee, or to make any other change (provided such action does not adversely affect the rights of any Holder).

10. Trustee Dealings with the Company.

The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

11. Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

12. No Recourse against Others.

A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

13. Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

14. Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

15. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

If you, the Holder, want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

GUARANTEE

The Guarantors listed on Schedule I attached hereto (the “Guarantors”) have unconditionally guaranteed, jointly and severally on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each Holder of a Security by accepting a Security agrees that any Guarantor other than Toll Brothers, Inc. shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

TOLL BROTHERS, INC.

By:
Name:	Gregg L. Ziegler
Title:	Senior Vice President and Treasurer

THE GUARANTORS LISTED ON SCHEDULE I, ATTACHED HERETO

By:
Name:	Gregg L. Ziegler
Title:	Authorized Signatory

Attest:
Name:	Martin P. Connor
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Global Note Guarantee]

SCHEDULE I

The Guarantors

110-112 Third Ave. Realty Corp.	First Brandywine LLC II
126-142 Morgan Street Urban Renewal LLC	First Brandywine Partners, L.P.
134 Bay Street LLC	First Huntingdon Finance Corp.
1400 Hudson LLC	Frenchman’s Reserve Realty, LLC
1450 Washington LLC	Goshen Road Land Company LLC
1451 Hudson LLC	Greens at Waynesborough, L.P.
1500 Garden St. LLC	Hatboro Road Associates LLC
700 Grove Street Urban Renewal LLC	Hoboken Cove LLC
89 Park Avenue LLC	Hoboken Land I LLC
Arbor Hills Development LLC	Hoboken Land LP
Arbors Porter Ranch, LLC	Hockessin Chase, L.P.
Ashford Land Company, L.P.	HQZ Acquisitions, Inc.
Audubon Ridge, L.P.	Jacksonville TBI Realty LLC
Belmont Country Club I LLC	Laurel Creek, L.P.
Belmont Country Club II LLC	Liseter Land Company LLC
Belmont Land, L.P.	Liseter, LLC
Binks Estates Limited Partnership	LL Parcel E, LLC
Block 255 LLC	Long Meadows TBI, LLC
Block 268 LLC	Loudoun Valley Associates, L.P.
Brier Creek Country Club I LLC	Martinsburg Ventures, L.L.C.
Brier Creek Country Club II LLC	Mizner Realty, L.L.C.
Broad Run Associates, L.P.	Morgan Street JV LLC
Byers Commercial LLC	Naples TBI Realty, LLC
Byers Commercial LP	NC Country Club Estates Limited Partnership
CC Estates Limited Partnership	Orlando TBI Realty LLC
Cold Spring Hunt, L.P.	Placentia Development Company, LLC
Coleman-Toll Limited Partnership	Plum Canyon Master LLC
Component Systems I LLC	Porter Ranch Development Co.
Component Systems II LLC	PRD Investors, Inc.
CWG Construction Company LLC	PRD Investors, LLC
Dominion Country Club, L.P.	PT Maxwell Holdings, LLC
Dominion III Corp.	PT Maxwell, L.L.C.
Dominion Valley Country Club I LLC	Rancho Costera LLC
Dominion Valley Country Club II LLC	Regency at Denville, LLC
Enclave at Long Valley I LLC	Regency at Dominion Valley LLC
Enclave at Long Valley II LLC	Regency at Washington I LLC
ESE Consultants, Inc.	Regency at Washington II LLC
Estates at Princeton Junction, L.P.	Shapell Hold Properties No. 1, LLC
Fairfax Investment, L.P.	Shapell Homes, Inc.
First Brandywine Investment Corp. II	Shapell Industries, Inc.
First Brandywine Investment Corp. IV	Shapell Land Company, LLC
First Brandywine LLC I	Silverman-Toll Limited Partnership

Sorrento at Dublin Ranch I LP	Toll CA IV, L.P.
Sorrento at Dublin Ranch III LP	Toll CA IX, L.P.
South Riding Amberlea LP	Toll CA Note II LLC
South Riding Partners Amberlea LP	Toll CA V, L.P.
South Riding Partners, L.P.	Toll CA VI, L.P.
South Riding Realty LLC	Toll CA VII, L.P.
South Riding, L.P.	Toll CA VIII, L.P.
Southport Landing Limited Partnership	Toll CA X, L.P.
Springton Pointe, L.P.	Toll CA XI, L.P.
SR Amberlea LLC	Toll CA XII, L.P.
SRLP II LLC	Toll CA XIX, L.P.
Stone Mill Estates, L.P.	Toll CA XX, L.P.
Swedesford Chase, L.P.	Toll CA, L.P.
Tampa TBI Realty LLC	Toll Cedar Hunt LLC
TB Kent Partners LLC	Toll Centennial Corp.
TB Proprietary Corp.	Toll CO I LLC
TBI/Palm Beach Limited Partnership	Toll CO II, L.P.
The Bird Estate Limited Partnership	Toll CO III, L.P.
The Regency Golf Club I LLC	Toll CO, L.P.
The Regency Golf Club II LLC	Toll Corners LLC
The Silverman Building Companies, Inc.	Toll Corp.
Toll Architecture I, P.A.	Toll CT II Limited Partnership
Toll Architecture, Inc.	Toll CT III Limited Partnership
Toll at Brier Creek Limited Partnership	Toll CT IV Limited Partnership
Toll at Westlake, L.P.	Toll CT Limited Partnership
Toll at Whippoorwill, L.P.	Toll Dallas TX LLC
Toll Austin TX II LLC	Toll DE II LP
Toll Austin TX III LLC	Toll DE LP
Toll Austin TX LLC	Toll Diamond Corp.
Toll BBC II LLC	Toll EB, LLC
Toll BBC LLC	Toll Equipment, L.L.C.
Toll Brooklyn L.P.	Toll Estero Limited Partnership
Toll Bros. of Arizona, Inc.	Toll FL I, LLC
Toll Bros. of North Carolina II, Inc.	Toll FL II Limited Partnership
Toll Bros. of North Carolina, Inc.	Toll FL III Limited Partnership
Toll Bros., Inc.	Toll FL IV Limited Partnership
Toll Brothers AZ Construction Company	Toll FL IV LLC
Toll Brothers AZ Limited Partnership	Toll FL Limited Partnership
Toll Brothers Canada USA, Inc.	Toll FL V Limited Partnership
Toll Brothers Real Estate, Inc.	Toll FL V LLC
Toll Brothers, Inc.	Toll FL VI Limited Partnership
Toll CA Holdings, Inc.	Toll FL VII Limited Partnership
Toll CA I LLC	Toll FL VIII Limited Partnership
Toll CA II, L.P.	Toll FL X Limited Partnership
Toll CA III LLC	Toll FL XII Limited Partnership
Toll CA III, L.P.	Toll FL XIII Limited Partnership

Toll Ft. Myers Limited Partnership	Toll MA Land III Limited Partnership
Toll GA LP	Toll MA Land Limited Partnership
Toll Glastonbury LLC	Toll MA Management LLC
Toll Golden Corp.	Toll MD AF Limited Partnership
Toll Grove LP	Toll MD I, L.L.C.
Toll Henderson LLC	Toll MD II Limited Partnership
Toll Hoboken LLC	Toll MD II LLC
Toll Holdings, Inc.	Toll MD III Limited Partnership
Toll Houston Land LLC	Toll MD III LLC
Toll Houston TX LLC	Toll MD IV Limited Partnership
Toll Hudson LP	Toll MD IV LLC
Toll ID I LLC	Toll MD IX Limited Partnership
Toll IL HWCC, L.P.	Toll MD Limited Partnership
Toll IL II, L.P.	Toll MD V Limited Partnership
Toll IL III, L.P.	Toll MD VI Limited Partnership
Toll IL IV, L.P.	Toll MD VII Limited Partnership
Toll IL WSB, L.P.	Toll MD VIII Limited Partnership
Toll IL, L.P.	Toll MD X Limited Partnership
Toll IN LLC	Toll MD XI Limited Partnership
Toll Jacksonville Limited Partnership	Toll MI II Limited Partnership
Toll Jupiter LLC	Toll MI III Limited Partnership
Toll Land Corp. No. 50	Toll MI IV Limited Partnership
Toll Land IV Limited Partnership	Toll MI Limited Partnership
Toll Land IX Limited Partnership	Toll MI V Limited Partnership
Toll Land V Limited Partnership	Toll MI VI Limited Partnership
Toll Land VI Limited Partnership	Toll MI VII Corp.
Toll Land VII LLC	Toll Mid-Atlantic II LLC
Toll Land X Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll Land XI Limited Partnership	Toll Mid-Atlantic V Corp.
Toll Land XIX Limited Partnership	Toll Midwest LLC
Toll Land XV Limited Partnership	Toll MN II, L.P.
Toll Land XVI Limited Partnership	Toll MN, L.P.
Toll Land XVIII Limited Partnership	Toll Morgan Street LLC
Toll Land XX Limited Partnership	Toll Naval Associates
Toll Land XXI Limited Partnership	Toll NC I LLC
Toll Land XXII Limited Partnership	Toll NC II LP
Toll Land XXIII Limited Partnership	Toll NC III LP
Toll Land XXV Limited Partnership	Toll NC IV LLC
Toll Lexington LLC	Toll NC Note II LLC
Toll MA Development LLC	Toll NC Note LLC
Toll MA Holdings LLC	Toll NC, L.P.
Toll MA I LLC	Toll NJ I, L.L.C.
Toll MA II LLC	Toll NJ II, L.L.C.
Toll MA III LLC	Toll NJ II, L.P.
Toll MA IV LLC	Toll NJ III, L.P.
Toll MA Land II GP LLC	Toll NJ III, LLC

Toll NJ IV LLC	Toll PA, L.P.
Toll NJ IV, L.P.	Toll Port Imperial LLC
Toll NJ VI, L.P.	Toll Prasada LLC
Toll NJ VII, L.P.	Toll Realty Holdings Corp. I
Toll NJ VIII, L.P.	Toll Realty Holdings Corp. II
Toll NJ XI, L.P.	Toll Realty Holdings LP
Toll NJ XII LP	Toll RI II, L.P.
Toll NJ, L.P.	Toll RI, L.P.
Toll NJX-I Corp.	Toll San Antonio TX LLC
Toll North LV LLC	Toll SC II, L.P.
Toll North Reno LLC	Toll SC III, L.P.
Toll Northeast LP Company, Inc.	Toll SC IV, L.P.
Toll Northeast II LLC	Toll SC, L.P.
Toll Northeast Services, Inc.	Toll South LV LLC
Toll Northeast V Corp.	Toll South Reno LLC
Toll Northeast VIII LLC	Toll Southeast II LLC
Toll NV GP Corp.	Toll Southeast Inc.
Toll NV GP I LLC	Toll Southeast LP Company, Inc.
Toll NV Holdings LLC	Toll Southwest II LLC
Toll NV Limited Partnership	Toll Southwest LLC
Toll NY II LLC	Toll Sparks LLC
Toll NY III L.P.	Toll Stonebrae LP
Toll NY IV L.P.	Toll Stratford LLC
Toll NY L.P.	Toll SW Holding I Corp.
Toll NY V L.P.	Toll SW Holding LLC
Toll Orlando Limited Partnership	Toll TX Note LLC
Toll PA Development LP	Toll VA GP Corp.
Toll PA II, L.P.	Toll VA II, L.P.
Toll PA III, L.P.	Toll VA III, L.L.C.
Toll PA IV, L.P.	Toll VA III, L.P.
Toll PA IX, L.P.	Toll VA IV, L.P.
Toll PA Management LP	Toll VA L.L.C.
Toll PA Twin Lakes LLC	Toll VA Member Two, Inc.
Toll PA V, L.P.	Toll VA V, L.P.
Toll PA VI, L.P.	Toll VA VI, L.P.
Toll PA VIII, L.P.	Toll VA VII, L.P.
Toll PA X, L.P.	Toll VA VIII, L.P.
Toll PA XI, L.P.	Toll VA, L.P.
Toll PA XII, L.P.	Toll Van Wyck, LLC
Toll PA XIII, L.P.	Toll Vanderbilt II LLC
Toll PA XIV, L.P.	Toll West Coast II LLC
Toll PA XIX, L.P.	Toll West Coast LLC
Toll PA XV, L.P.	Toll West Inc.
Toll PA XVI, L.P.	Toll WV GP Corp.
Toll PA XVII, L.P.	Toll WV LP
Toll PA XVIII, L.P.	Toll YL II, L.P.

Toll-Dublin, L.P.
Toll-Dublin, LLC
Upper K Investors, Inc.
Upper K Investors, LLC
Upper K-Shapell, LLC
Vanderbilt Capital, LLC
Virginia Construction Co. I, LLC
Virginia Construction Co. II, LLC